UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________________________

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Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________

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Commencing on January 5, 2021, Aramark will be sending the following email to a number of its large institutional investors in connection with the Company’s upcoming Annual Meeting of Shareholders to be held on February 2, 2021.

Happy New Year. Wishing you the best in the year ahead.

We greatly appreciate the ongoing engagement that allowed us to gain your valued insight over the course of the year on a variety of topics, including corporate governance. As you know, we filed our definitive proxy statement on December 23rd, 2020 (Proxy) and your feedback was instrumental as we crafted our disclosures. As detailed further in our proxy, we took the following actions:

•Nominated one new independent director – Bridgette Heller – standing for election by shareholders at our February 2nd Annual Meeting. As detailed in the press release announcing her candidacy on December 17th, Bridgette’s impressive background and accomplishments further strengthen the overall Board’s skills and qualifications that align with the Company’s strategic vision (see pgs. 2-11; 18-19)
•Throughout fiscal ’20, and especially since March, the Board held substantially more meetings than the prior year in order to be a resource as the Company effectively managed through the impact of COVID-19 (see pgs. 13-16)
•Remained highly focused on our ESG Priorities and Goals outlined in our Be Well. Do Well. plan that included establishing Aramark’s Executive Diversity Council and publishing the Healthy for Life® Impact Report that highlights our collaboration with the American Heart Association, among other initiatives. In a few weeks, we plan to share additional reporting on our progress in this important area (see pg. 17)
•Conducted a comprehensive review and RFP process related to our external audit, as a good corporate governance practice, and selected Deloitte as our new independent auditor (see pgs. 23-24)
•Implemented key compensation actions as we managed through the COVID-19 environment, while remaining committed to recognize, retain and incentivize employees as we focus on accelerating growth in the business (see pgs. 28-41)
•Aligned fiscal ’21 performance targets and weightings for our leadership with the overall business strategy (see pg. 49)
◦Net New Revenue 40%
◦Adjusted Operating Income Margin 40%
◦Free Cash Flow 20%
•Proposed amendment to the equity compensation plan to increase the share reserve that will provide the ability to grant appropriate equity-based awards going forward, continuing to align interests with shareholders (see pgs. 83-91)
•Proposed Employee Stock Purchase Plan as a new benefit to further the ownership mindset within the Company and allow participating employees to share in our value creation (see pgs. 92-96)

We look forward to engaging directly with you related to our proxy statement as a continued resource.

Best,
Felise